EXHIBIT 8


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                            MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1301 K STREET, N.W.                                             637 KENNARD ROAD
SUITE 700 EAST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


December ^8, 1999

Board of Directors
First Star Bancorp, Inc.
418 West Broad Street
Bethlehem, Pennsylvania  18018

Dear Board Members:

         We have acted as special tax counsel to First Star Bancorp, Inc. (the "Company") and to First Star Capital Trust (the "Trust") in connection with the registration statement of the Company and the Trust on Form S-1, for the Company and the Trust, respectively), as amended ("Registration Statement"), of which a prospectus ("Prospectus") is a part, filed by the Company and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-1.

         For the purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and the Trust.

         Based solely upon our review of such documents and the Officer Affidavit attached to this opinion, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, subject to the limitations, qualifications, and assumptions set forth herein, our opinion is set forth in the Prospectus under the caption "United States Federal Income Tax Consequences."

         Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable

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Board of Directors
First Star Bancorp, Inc.

December ^8, 1999

Page 2



Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the captions "United States Federal Income Tax Consequences" and "Legal and Tax Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Sincerely,


                                            /s/Malizia Spidi & Fisch, PC
                                            ------------------------------------
                                            MALIZIA SPIDI & FISCH, PC